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                                                                    Exhibit 99.1

                                 InterCept, Inc.
                       3150 Holcomb Bridge Road, Suite 200
                             Norcross, Georgia 30071

                                 March 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         Arthur Andersen LLP ("Andersen") has represented to InterCept, Inc. that its audit of the financial statements contained in InterCept, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation.

                     InterCept, Inc.


                     By:  /s/  Scott R. Meyerhoff
                          --------------------------
                     Name:  Scott R. Meyerhoff
                     Title: Senior Vice President, Chief Financial Officer, and Secretary